                                               Exhibit 10.14
                                               Chicago Mercantile Exchange, Inc.
                                              Registration Statement on Form S-4

                                     LEASE
                                     -----

     THIS LEASE, made as of this 11th day of November, 1983 by and between the CME Real Estate Co. of Chicago, Illinois, an Illinois corporation (hereinafter known as "Landlord") and the Chicago Mercantile Exchange, an Illinois not-for-profit corporation (hereinafter known as "Tenant" or "CME").

                                  WITNESSETH:

     THAT Landlord hereby leases to Tenant, and Tenant accepts the demised premises (hereinafter known as "demised premises" or "premises"), being The Main Trading Floor; Main Trading Hall; Main Trading Hall Interstitial Space; Expansion Trading Hall; and Expansion Trading Hall Interstitial Space in the building (hereinafter known as the "Chicago mercantile Exchange Center"), at 30 South Wacker Drive, Chicago, Illinois, for the term of Fifteen (15) Years, unless sooner terminated as provided herein, commencing on the Commencement Date (defined in Section 2) and ending on the last day of the calendar month preceeding the calendar month of commencement, 15 years thereafter ("Termination Date"), to be occupied and used by Tenant for the trading floor facility of the Chicago Mercantile Exchange (and other uses associated therewith) and no other purpose, subject to the agreements herein contained.

     IN CONSIDERATION THEREOF, THE PARTIES COVENANT AND AGREE:

     1. BASE RENT:

        A. Tenant shall pay as Base Rent to the Landlord (or its successor or assignee) at 222 South Riverside Plaza, Chicago, Illinois, or to such other person or such other place as the Landlord may direct in writing, the Base Rent of TEN MILLION, FIVE HUNDRED TWENTY-ONE THOUSAND, NINE HUNDRED AND NO/HUNDREDTHS

DOLLARS ($10,521,900.00) in one hundred eighty (180) equal monthly installments of FIFTY-EIGHT THOUSAND, FOUR HUNDRED FIFTY-FIVE AND NO/HUNDREDTHS DOLLARS ($58,455.00) in advance or before the first day of each and every calendar month of the Term, except that the Tenant shall pay the first monthly installment upon occupancy of the demised premises. Base Rent unpaid for thirty (30) days or more, shall bear interest pursuant to Section 20(f) from the date due until paid. Time is of the essence of this Lease.

     B. For each extended term, as provided in Section 23, the Base Rent shall be adjusted as follows:

          (i) First Extended Term: The Base Rent shall be FOUR MILLION, THREE HUNDRED SIXTY-EIGHT THOUSAND AND NO/HUNDREDTHS DOLLARS ($4,368,000.00) payable in eighty-four (84) equal monthly installments of FIFTY-TWO THOUSAND AND NO/HUNDREDTHS DOLLARS ($52,000.00).

          (ii) Second Extended Term: The Base Rent shall be TWO MILLION, THREE HUNDRED NINETY-FOUR THOUSAND AND NO/HUNDREDTHS DOLLARS ($2,394,000.00) payable in eighty-four (84) equal monthly installments of TWENTY-EIGHT THOUSAND FIVE HUNDRED AND NO/HUNDREDTHS DOLLARS ($28,500.00

          (iii) Third Extended Term: The Base Rent shall be SEVEN HUNDRED NINETY-EIGHT THOUSAND AND NO/HUNDREDTHS DOLLARS ($798,000.00) payable in eighty-four (84) equal monthly installments of NINE THOUSAND FIVE HUNDRED AND NO/HUNDREDTHS DOLLARS ($9,500.00).

          (iv) Fourth Extended Term: The Base Rent shall be ONE HUNDRED SIXTY-EIGHT THOUSAND AND NO/HUNDREDTHS DOLLARS ($168,000.00) payable in eighty-four (84) equal monthly installments of TWO THOUSAND AND NO/HUNDREDTHS DOLLARS ($2,000.00).

2. RENT ADJUSTMENT: The Base Rent shall be adjusted in accordance with the provisions of this Section.

     A. For purposes of this Lease:

          (i) "Trading Volume" means the actual number of contracts traded in all commodities on the CME and its divisions each calendar year.

          (ii) "Base Year" means the calendar year in which the Threshold Volume is fixed for purpose of the calculation of additional rent. For purposes of this sub-section, the Base Year shall be 1988.

          (iii) "Threshold Volume" is the level of Trading Volume at which the Tenant will be liable for additional rent. It allows the Landlord to participate in the growth of the CME.

                 For the Base Year, 1988, the annual Threshold Volume is fixed at 50,000,000 contracts; every third year thereafter through the end of the initial term, and through each extended term thereof, the Threshold Volume will increase by 15,000,000 contracts.

          (iv) "Excess Volume" means Trading Volume in excess of the applicable Threshold Volume.

           (v) "Additional Rent" means any amount owed by Tenant to Landlord resulting from Excess Volume determined as follows:


           (1) Commencing in the Base Year CME shall determine if there is Excess Volume and, if such condition exists, then Tenant shall be liable for Additional Rent determined by applying the rate per contract (as set forth in 2A(v)(2) below), times the Excess Volume. Such amount of Additional Rent shall be paid within ninety (90) days of each calendar year for which it is due.

               (2) Rate per Contract:

                    Total Trading Volume                    Rate
                    --------------------                   ------
                    Up to 100,000,000 contracts            $ .01
                    From 100,000,000 to 150,000,000          .008
                    From 150,000,000 to 200,000,000          .006
                    Excess of 200,000,000                    .004

          (vi) "Leasehold Improvements" means any furnishings and/or equipment installed upon the premises by Tenant prior to, or contemplated and budgeted at, the time of commencement of this Lease. Such Leasehold Improvements shall inure to the benefit of Landlord, as hereinafter provided.

          (vii) "Non-Cash Rent" means any amount of rent owed by Tenant to Landlord as a result of the Leasehold Improvements inuring to the benefit of Landlord.

               (1) Tenant shall be liable for Non-Cash Rent in the amount of NINE MILLION, NINE HUNDRED SIXTY-SEVEN THOUSAND, THREE HUNDRED EIGHTY AND NO/HUNDREDTHS DOLLARS ($9,967,380.00) in six equal annual installments of ONE MILLION, SIX HUNDRED SIXTY-ONE THOUSAND, TWO HUNDRED THIRTY AND NO/HUNDREDTHS DOLLARS ($1,661,230.00).

               (2) Such amount shall be transferred and deemed paid on the first day of the calendar year beginning with the calendar year 1990 by transfer of a portion of the identified Leasehold Improvements set forth in 2A(vi) above.

          (viii) "ROI--Cash" means additional rent owed by Tenant which is the monetary equivalent to an imputed amount which Landlord would be otherwise entitled to "earn" on the Leasehold Improvements deemed transferred in 2A(vii)(2) above, which amount has been determined and agreed as set forth below.

               (1) Beginning the first day of the calendar month of the Seventh
          (7th) anniversary of the commencement date and continuing through to the Termination Date of the initial term, Tenant shall be liable for ROI--Cash rent in the following amounts:

                     For the year beginning on: 7th Anniversary Date: ONE
               HUNDRED SIXTEEN THOUSAND, TWO HUNDRED EIGHTY-SIX AND NO/HUNDREDTHS DOLLARS ($116,286.00) in twelve (12) equal monthly installments of NINE THOUSAND, SIX HUNDRED NINETY AND 50/HUNDREDTHS DOLLARS ($9,690.50).

                     8th Anniversary Date: TWO HUNDRED FORTY THOUSAND, SEVEN
               HUNDRED TWENTY AND NO/HUNDREDTHS DOLLARS ($240,720.00) in twelve
               (12) equal monthly installments of TWENTY THOUSAND SIXTY AND NO/HUNDREDTHS DOLLARS ($20,060.00).

                     9th Anniversary Date: THREE HUNDRED SEVENTY-THREE THOUSAND
               EIGHT HUNDRED FORTY EIGHT AND NO/HUNDREDTHS DOLLARS ($373,848.00) in twelve (12) equal monthly installments of THIRTY ONE THOUSAND ONE HUNDRED FIFTY-FOUR and NO/HUNDREDTHS DOLLARS ($31,154.00).

                     10th Anniversary Date: FIVE HUNDRED SIXTEEN THOUSAND, THREE
               HUNDRED AND NO/HUNDREDTHS DOLLARS ($516,300.00) in twelve (12) equal monthly installments of FORTY THREE THOUSAND TWENTY-FIVE AND NO/HUNDREDTHS DOLLARS ($43,025.00).

                     11th Anniversary Date: SIX HUNDRED SIXTY-EIGHT THOUSAND,
               SEVEN HUNDRED THIRTY-SIX AND NO/HUNDREDTHS DOLLARS ($668,736.00) in twelve (12) equal monthly installments of FIFTY FIVE THOUSAND, SEVEN HUNDRED TWENTY-EIGHT AND NO/HUNDREDTHS DOLLARS ($55,728.00).

                     12th Anniversary Date: EIGHT HUNDRED THIRTY-ONE THOUSAND,
               EIGHT HUNDRED TWENTY-EIGHT AND NO/HUNDREDTHS DOLLARS ($831,828.00) in twelve (12) equal monthly installments of SIXTY-NINE THOUSAND THREE HUNDRED NINETEEN AND NO/HUNDREDTHS DOLLARS ($69,319.00).

               For the two years beginning on:

                     13th Anniversary Date: TWO MILLION, ONE HUNDRED FIVE
               THOUSAND, ONE HUNDRED EIGHTY-FOUR AND NO/HUNDREDTHS DOLLARS ($2,105,184.00) in twenty four (24) equal monthly installments of EIGHTY-SEVEN THOUSAND, SEVEN HUNDRED SIXTEEN AND NO/HUNDREDTHS DOLLARS ($87,716.00), which represents a return of capital plus ROI--Cash.

               (2) For each extended term, as provided in Section 23, the ROI-- Cash Rent and return of capital shall be adjusted as follows:

                     (a) First extended term: The ROI--Cash Rent shall be FIVE
               MILLION, SEVENTY-THREE THOUSAND, NINE HUNDRED THIRTY-SIX AND NO/HUNDREDTHS DOLLARS ($5,073,936.00) payable in eighty-four (84) equal monthly installments of SIXTY THOUSAND, FOUR HUNDRED FOUR AND NO/HUNDREDTHS DOLLARS ($60,404.00).

                     (b) Second extended term: TWO MILLION, SEVEN HUNDRED
               SEVENTY-TWO THOUSAND, THREE HUNDRED THIRTY-SIX AND NO/HUNDREDTHS DOLLARS ($2,772,336.00) payable in eighty-four (84) equal monthly installments of THIRTY-THREE THOUSAND FOUR AND NO/HUNDREDTHS DOLLARS ($33,004.00).

                     (c) Third extended term: ONE MILLION, NINE HUNDRED EIGHTY-
               THREE THOUSAND, FOUR HUNDRED EIGHT AND NO/HUNDREDTHS DOLLARS ($1,983,408.00) payable in eighty-four (84) equal monthly installments of TWENTY-THREE THOUSAND SIX HUNDRED TWELVE AND NO/HUNDREDTHS DOLLARS ($23,612.00).

                     (d) Fourth extended term: ONE MILLION, TWO HUNDRED TWENTY-
               FIVE THOUSAND, TWO HUNDRED TWENTY-FOUR AND NO/HUNDREDTHS DOLLARS ($1,225,224.00) payable in eighty-four equal monthly installments of FOURTEEN THOUSAND, FIVE HUNDRED EIGHTY-SIX AND NO/HUNDREDTHS DOLLARS ($14,586.00).

          (ix) "Commencement Date" means the first day that the Tenant occupies and uses such premises for the trading of commodity futures contracts consistent with Section 3 (USE).

          (x) "Termination Date" means the final day of the initial or any extended term hereof.

     B. Tenant shall, at its sole expense, be liable for all expenses and taxes in connection with operation of the demised premises:

          (i) "Expenses" means and includes those expenses paid or incurred for maintaining, operating and repairing the premises or improvements thereto; the cost of electricity, steam, water, fuel, heating, lighting, air-conditioning, window cleaning, janitorial service, insurance, including but not limited to fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried in good faith and applicable to the premises or improvements thereto, painting, uniforms, customary management fees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance, and repair of the premises or improvements thereto, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any expansions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which is paid or incurred to provide any independent contractor who, under contract with, does any of the work of operating, maintaining or repairing of the premises or improvements thereto, legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of Taxes, or any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the premises or improvements thereto.

      (ii) "Taxes" means real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the premises or improvements thereto. In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a calendar year shall be included in taxes for that year. Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the premises or improvements thereto for the operation thereof. The amount of Taxes attributable to any calendar year of the Lease term shall be the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable.

    C. Notwithstanding any provision hereunder, the maximum annual cash rental expense (inclusive of Base Rent and Rent Adjustment, but excluding Non Cash
Rent), howsoever determined, shall not be in excess of the following:

Initial Term............. $3,000,000.00
First Extended Term...... $2,500,000.00
Second Extended Term..... $2,000,000.00
Third Extended Term...... $1,500,000.00
Fourth Extended Term..... $  750,000.00

  3. USE: Tenant shall use and occupy the premises as a Commodity Exchange with directly related functions thereto, and for no other purpose without prior written consent of Landlord.

     A. Tenant will not make or permit to be made any use of the demised premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the building or covering its operations and Tenant shall not do, or permit to be done, any act or thing upon the demised premises which will be in conflict with fire insurance policies covering the building of which the demised premises form a part. Tenant, at its sole expense shall comply with all rules, regulations, or requirements of the Illinois Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon said premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, Illinois Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the building.

     B. Tenant assumes full responsibility for:

        (i) protecting the premises from theft, robbery and pilferage,

       (ii) keeping the premises secure, and

      (iii) locking the doors in and to the demised premises. Any damage resulting from neglect of this clause shall be paid for by Tenant. All property belonging to Tenant, or any person in the premises, which is in the building or the premises, shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. Tenant shall indemnify and hold Landlord harmless from any claims arising out of the above, including subrogation claims by Tenant's insurance carrier, except that nothing contained herein shall require Tenant to release, indemnify, or waive claims against Landlord for liability caused by the gross negligence of Landlord.

  4. SERVICES:

    A. Tenant shall furnish at its own expense:

       (i) Air-cooling when necessary to provide a temperature condition required, in Tenant's judgment or required by law (or governmental regulation), for comfortable occupancy of the demised premises under normal business operation, daily from 6:00 A.M. to 6:00 P.M. (Saturdays 8:00 A.M. to 1:00 P.M.), Sundays and holidays excepted. Tenant will also furnish heat to the demised premises, when required by law (or governmental regulation), for comfortable occupancy of the demised premises under normal business operation on business days from 6:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and holidays excepted.

      (ii) Tenant shall supply hot and cold water for use in lavatories it installs for use. If Tenant desires water in the demised premises, cold water only shall be supplied from City of Chicago mains drawn through a line, meter, and fixtures installed by Tenant, at Tenant's expense, with Landlord's written consent.

      (iii) Passenger elevator service to the Trading Floor and Expansion Floor daily from 6:00 A.M. to 6:00 P.M. (Saturdays to 1:00 P.M.), Sundays and holidays excepted.

      (iv) Tenant shall provide any janitorial services or cleaning at its sole expense, with Landlord's written consent and subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contracts or employees at all times satisfactory to Landlord.

    B. All electricity used in the demised premises shall be supplied by the utility company serving the building through a separate meter and be paid for by Tenant. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. If such service is discontinued, such discontinuance shall not in any way affect this Lease or the liability of Tenant hereunder. Tenant shall receive such service directly from the utility company and Landlord hereby permits its wires and conduits, to the extent available, suitable and safety capable, to be used for such purposes. Tenant shall make no alterations or additions to the electrical equipment and/or appliances without the prior written consent of Landlord in each instance.

Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the building or the risers or wiring installation.

    C. Tenant shall, at its sole expense, maintain in force during the Term, and all Renewal Terms:

        (i) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $500,000 for bodily injury, personal injury or death to any one person, and $1,000,000 for bodily injury, personal injury or death to more than one person, and $100,000 with respect to damage to property, including water damage; and

       (ii) Fire Insurance, with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of the demised premises and the Tenant's Leasehold Improvements paid for by Tenant; and all fixtures, contents, wall and floor coverings in the premises.

        All said insurance policies shall:

        (a) name Landlord, the beneficiary of the Landlord and its respective agents and employees (the "Additional Insureds", collectively) as Additional Insureds;

        (b) be issued by one or more responsible insurance companies reasonably satisfactory to Landlord;

        (c) not provide for deductible amounts of less than $1,000.00;

        (d) contain the following provisions and endorsements:

           (i) that such insurance may not be cancelled or amended without 60 days' prior written notice to Landlord;

           (ii) an express waiver of any right of subrogation by the insurance company against the Additional Insureds; and

         (iii) that the policy shall not be invalidated should the insured waive in writing prior to a loss, any of all rights of recovery against any other party for losses covered by such policy.

       Tenant shall deliver to Landlord, certificates of insurance of all policies and renewals thereof to be maintained by Tenant hereunder, prior to the commencement date of the Term and not less than 10 days prior to the expiration date of each policy. Tenant hereby waives all rights of recovery which it might otherwise have against Landlord and the Additional Insureds, for loss or damage to person, property or business to the extent that same may be covered by valid and collectible insurance policies.

  6. POSSESSION: The demised premises shall be ready for occupancy and use on such date as consistent with Tenant's general plan for moving its entire operation to the building at 30 South Wacker Drive, Chicago, Illinois. Entry into possession of the premises by Tenant shall be conclusive evidence that the premises were in good and satisfactory condition at the time of such entry.

  If at the time Tenant takes possession there remains any work to be done on the Trading Floor or Expansion Floor, by Landlord, such work shall be performed expeditiously, in a workmanlike manner and shall not unreasonably interfere with the conduct of Tenant's business. Nor will such work cause an abatement of rent.

  7. ALTERATIONS AND CONSTRUCTION: Tenant shall, at its sole expense, keep the premises in good repair and tenantable condition during the Term, and Tenant shall promptly arrange at Tenant's sole expense for the repair of all damages to the premises (except for reasonable wear and tear and as otherwise provided in this Lease) and the replacement or repair of all damaged or broken glass (including signs thereon), fixtures and appurtenances within any reasonable period of time. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs and replacements and the amount paid by Landlord for such repairs and replacements shall be deemed additional rent reserved under this Lease due and payable forthwith. Landlord may enter the premises at all reasonable times to make such repairs or alterations, improvements and additions, as Landlord shall desire or deem necessary for the safety, preservation or improvement of the premises or the building, or as Landlord may be required to do by the City of Chicago or by the order or decree of any court or by any other governmental authority. Landlord shall make all extraordinary repairs required to maintain premises in a tenantable condition.

  In the event Landlord or its agents or contractors shall elect or be required to make repairs, alterations, improvements or additions to the premises or the building, Landlord shall be allowed to take into and upon the premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the building and to interrupt or temporarily suspend building services and facilities without being deemed or held guilty of eviction of Tenant or for damages to Tenant's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any set-off or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all such repairs, alterations, improvements or additions in and about the building and the premises during ordinary business hours, but if Tenant desires to have the same done at any other time, Tenant shall pay for all overtime and additional expenses resulting therefrom provided that the same shall not unreasonably interfere with the conduct of Tenant's business.

  8. FURNISHING AND EQUIPPING BUILDING: Tenant, upon completion of the premises, shall, at its sole expense, furnish and equip the premises consistent with its use (Section 3) as a commodity exchange in accordance with the plans and specifications existing at the time of commencement of this Lease. Such furnishings and equipment (herein "Leasehold Improvements") shall inure to the benefit of Landlord in accordance with Section 2A(vii) (RENT

ADJUSTMENT). Additionally, such Leasehold Improvements shall be consistent with maintaining a modern high-grade, first class building of the City of Chicago for lease.

     9. ACCESS TO PREMISES: Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the demised premises. Landlord or Landlord's agents shall have the right to enter upon the premises, to inspect the same, to perform janitorial and cleaning services and to make such repairs, alterations, improvements or additions to the premises or the building as Landlord may deem necessary. Landlord shall be allowed to take all material into and upon said demised premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part and the Base Rent and/or Rent Adjustments shall in no wise abate while said repairs, alterations, improvements, or additions are being made. In the event Landlord's access to the premises or any part thereof pursuant to this section causes the demised premises or any part thereof to be rendered untenantable or inaccessible by Tenant for more than thirty (30) consecutive business days, then Base Rent and Rent Adjustments shall abate on a per diem basis for each day after such thirty (30) day period during which the premises or any part thereof are not tenantable or accessible. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligations, responsibility or liability whatsoever, for the care, supervision or repair of the premises, or any part thereof other than as herein provided. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley. Nothing contained herein shall require Tenant to release, indemnify, or waive claims against Landlord for liability caused by the negligence of Landlord or their respective agents, servants or employees.

     10. UNTENANTABILITY: If the demised premises or the building are made untenantable by fire or other casualty, Landlord shall proceed with all due diligence to repair, restore or rehabilitate the building or the demised premises at Landlord's expense in which event this Lease shall not terminate. If however, Landlord does not so contract or commence such reconstruction of the premises, Landlord may elect:

     A. To terminate this Lease as of the date of the fire or casualty by notice to Tenant within one hundred fifty (150) days after date, or

     B. Proceed with all due diligence to repair, restore or rehabilitate the building or the demised premises at Landlord's expense, in which latter event this Lease shall not terminate, provided, however, if Landlord fails to repair, restore or rehabilitate the demised premises within 270 days after the aforementioned 150 days, then Tenant shall have the right to terminate this Lease as of the date of such fire or casualty by serving notice on Landlord within ten (10) days after the expiration of the said 270 day period.

     In the event the Lease is not terminated pursuant to this provision, Base Rent and Rent Adjustments shall abate on a per diem basis during the period of untenantability. In the event of the termination of this Lease pursuant to this section, Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the demised premises are partially damaged by fire or other casualty but not made wholly untenantable, then Landlord shall, except during the last year of the term hereof proceed with all due diligence to repair and restore the demised premises and the Base Rent and Rent Adjustments shall abate in proportion to the untenantability of the demised premises during the period of untenantability. Notwithstanding anything hereinbefore contained in this section, if a portion of the demised premises are made untenantable as aforesaid during the last year of the term hereof, Landlord or Tenant shall have the right to terminate this Lease as of the date of the fire or other casualty by giving written notice thereof to the other within thirty (30) days after the date of the fire or other casualty, in which event the Base Rent and Rent Adjustments shall be apportioned on a per diem basis and paid to the date of such fire or other casualty.

     11. SUBROGATION: The parties hereto agree to use good faith efforts to have any and all fire, extended coverage or any and all material damage insurance which may be carried endorsed with the following subrogation clause: "This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein"; and each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collected under such insurance, subject to the limitation that this waiver shall apply only when it is either permitted or, by the use of such good faith efforts could have been so permitted by the applicable policy of insurance.

     12. EMINENT DOMAIN: If a substantial portion of the building, or a substantial part of the demised premises, shall be lawfully taken or condemned for any public or quasi-public use or purpose, or conveyed under threat of such condemnation, the term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Current rent shall be apportioned as of the date of such termination. If any part of the building shall be so taken or condemned, or if the grade of any street or alley adjacent to the building is changed by any competent authority and such taking or change of grade makes it necessary or desirable to demolish, substantially remodel, or restore the building, Landlord shall have the right to cancel this Lease upon not less than ninety (90) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord or Tenant for the right of cancellation, and Tenant may not share in the condemnation award (or in any judgment for damages caused by the change of grade). Tenant may proceed independently in such proceedings if it chooses. If an insubstantial portion of the premises shall be lawfully taken or condemned or conveyed under threat of condemnation so that the premises can be used by Tenant for the purposes set forth in this Lease, and this Lease is not terminated by Landlord, Landlord shall repair the premises, and the Lease shall be amended to reduce Tenant's Proportion and Base Rent in the proportion of the amount taken.

     13. ASSIGNMENT - SUBLETTING: Tenant may not sublet the demised premises nor any part thereof, without prior written consent of Landlord. Neither shall Tenant assign, nor hypothecate, nor mortgage, nor encumber, nor convey the demised premises or any part thereof, without prior written consent of Landlord.

     14. ASSIGNMENT BY LANDLORD: All the rights herein given to Landlord may be assigned, by operation of law or otherwise, in whole or in part, by Landlord without the consent of Tenant. This section shall include any assignment of the right to receive rent hereunder. Landlord shall be freed and relieved of all covenants and obligations of Landlord under this Lease, upon any such assignment or re-assignment provided that any such assignee shall agree to undertake such obligations and covenants.

     15. CERTAIN RIGHTS RESERVED TO LANDLORD: Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

          A. To change the name or street address of the premises.

          B. To install and maintain a sign or signs on the exterior of the premises.

          C. To retain at all times pass keys to the demised premises.

          D. To close the premises after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time; which may include by way of example but not of limitation, that persons entering or leaving the premises identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the premises.

          E. To approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility.

          F. To take any and all measures, including inspections, repairs, alterations, additions and improvements to the premises as may be necessary for the safety, protection or preservation of the premises or the Real Property or Landlord's interests, or as may be necessary or desirable in the operation of the Real Property.

          Subject to Section 8 (ACCESS TO PREMISES), Landlord may enter upon the demised premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Base Rent or Rent Adjustments or affecting any of Tenant's obligations hereunder.

     16. DEFAULT AND DAMAGES: If at any time during the term or any extended term thereof, of this Lease:

          A. All or any part of the Base Rent, Rent Adjustments, taxes, insurance premiums, charges, expenses, or other sums payable by Tenant shall be in arrears or unpaid and shall continue unpaid for a period of thirty (30) days after written notice is given thereof by Landlord to Tenant.

          B. Tenant shall fail to comply, in whole or in part, with any of the covenants, terms and conditions of this Lease other than payment of rent, and the same shall not be remedied within ninety (90) days after written notice thereof given by Landlord to Tenant, then Landlord, at its election, may (both in the case of default under 16A or B) without further or other demand and upon the giving of not less than twenty (20) days' prior written notice of such election to Tenant, terminate this Lease and this Lease shall thereupon be terminated without any right on the part of Tenant to prevent such termination by payment of any sum due or by performance of any provision of this Lease, or Landlord may elect to terminate Tenant's right to possession only, without terminating this Lease; in either of which events Tenant shall quit and peaceably surrender the demised premises and the building to Landlord, and Landlord, upon or at any time after either of such terminations, may, without further notice, re-enter thereon and repossess the same by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the demised premises without liability for any suit or action, civil or criminal, by reason thereof, and Landlord may have, hold and enjoy the demised premises and may alter the same as may be necessary effectively to utilize the premises and may have, hold and enjoy the right to premises and may have, hold and enjoy the right to receive all rental income therefrom without accountability to Tenant; and Landlord shall forthwith be entitled to recover from Tenant all rents and additional rents and all other sums of money or charges then matured and payable by Tenant; and (unless the statute or rule of law which governs or shall govern the proceeding in which such damages are to be proved limits or shall limit the amount of such claim capable of being so proved and allowed, in which case Landlord shall be entitled to prove as and for damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law) Tenant shall also pay Landlord as damages for the failure to observe and perform all of the terms, covenants and conditions of this Lease to be observed or performed by Tenant, any costs and expenses incurred by Landlord in remedying Tenant's default including alteration of the premises as may be necessary effectively to utilize the premises and any deficiency between the rent and additional rent hereby reserved or covenanted to be paid and the net amount, if any, of the rents collected on account of this Lease of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, including, without limiting the generality of the foregoing, legal expenses, attorneys' fees, brokerage, the cost of keeping the demised premises in good order and the cost of preparing the same for re-letting. Any such damages and expenses shall be paid as and when incurred or expended by Landlord and any such deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by another proceeding. Landlord at its option may make such alterations, repairs and decorations in demised premises as Landlord in its sole judgment considers advisable or necessary for the purpose of re-letting demised premises, and the making of such alterations, repairs or decorations shall not operate or be construed to release Tenant from liability hereunder. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises or, in the event that demised premises are re-let, for failure to collect the rent therefor under such re-letting. No re-entry or re-letting shall be deemed to constitute acceptance of a surrender of this Lease or waiver of any of the rights reserved by Landlord hereunder, nor release Tenant from performance of any of the terms, covenants or conditions herein contained, unless Landlord shall specifically so notify Tenant in writing. Such re-letting shall not preclude Landlord from terminating this Lease as hereinabove provided at any time thereafter. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy that Landlord may have, Landlord may recover from Tenant all damages incurred by reason of such breach, including but not limited to the cost of recovering the demised premises and the worth, at the time of such termination, of the excess, if any, of the rent and charges equivalent to rent reserved in this Lease for the balance of the term hereof, or any shorter period of time, over the then reasonable rental value of the demised premises for the same period. In the event of a breach or threatened breach by Tenant of any of the terms, covenants or conditions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. In no event shall Tenant be entitled to receive any excess of such annual rents over the sums payable by Tenant to Landlord hereunder. Nothing herein contained shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Lease, or under any provisions of law, or had Landlord not re-entered into or upon the demised area.

          C. In the event that Landlord is privileged to re-let the demised premises or any part or parts thereof pursuant to the provisions of paragraph B of this Section 16, Landlord may do so, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and Landlord may grant concessions or free rent if, in the reasonable exercise of Landlord's judgment, such action is advisable.

     D. Tenant, for itself, and any and all persons claiming through or under Tenant, including its creditors, upon termination of this Lease and of the term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the demised area in any action proceeding, or if Landlord shall enter the demised premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under or by reason of any present or future law or decision, to redeem the demised area or for a continuation of this Lease for the term hereby demised. Tenant waives all right to trial by jury in any summary or other judicial proceeding hereafter instituted by Landlord against Tenant in respect of the demised premises.

     E. Additionally, Landlord shall have any other right or remedy granted or permitted at law or in equity, to be exercised, upon the occurrence of a default under this Lease in the payment of all or any rents and additional rents payable by Tenant under the terms of this Lease (including any sums paid by Landlord which are, as provided in this Lease, to be collectible as additional rent), and the failure of Tenant to cure any such default within the ninety day and thirty day grace periods specified in this Section 16.

     F. Tenant hereby expressly waives, to the extent permitted by law, service of any notice to quit possession, or of intention to re-enter under the common law or statutes or ordinances or rules or regulation of the State of Illinois or of any municipality, court, agency, or other body in or of said State.

     G. The exercise by Landlord of any right or remedy against Tenant or the demised premises or improvements shall not preclude the simultaneous or successive exercise against Tenant or the demised premises or improvements of other rights or remedies, whether or not inconsistent, herein provided for or permitted by law or in equity. The failure of Landlord to insist in any one or more instances upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment for the future of any covenant, condition or option, but the same shall continue and remain in full force and effect. A receipt and acceptance of performance of any covenant or condition of this Lease, with or without knowledge of the breach of any covenant or condition of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent or other payment in a lesser amount than is hereby provided for (regardless of any endorsement on any negotiable instrument, or any statement in any letter accompanying such payment) operate or be construed either as a payment on account of the first accruing rents or other obligation hereunder then unpaid by Lessee. No waiver by Landlord of any term, covenant or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or its duly authorized agent.

     H. A default in the payment of a sum of money shall not be deemed to be a default that "cannot reasonably cured in thirty days."

17. HOLDING OVER: If Tenant retains possession of the demised premises, or any part thereof, after the termination of the term or any extension thereof, by lapse of time or otherwise, on the first day of each month Tenant so retains possession Tenant shall pay Landlord the monthly Base Rent, double the rate payable for the month immediately preceding said holding over. Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this paragraph do not exclude Landlord's right of re-entry or any other richt hereunder.

18. SURRENDER OF POSSESSION: Upon the expiration or other termination of the term of this Lease, or Tenant's right to possession hereunder, Tenant shall quit and surrender to Landlord the premises, in good order and condition, ordinary wear excepted.

19. NOTICES: Notices shall be in writing.

     A. Notices shall be effectively served by Landlord upon Tenant in the following manner:

     (i) By forwarding through certified or registered mail, postage prepaid, to any or all members of the Executive Committee of the Chicago Mercantile Exchange in which case the time of mailing shall be the time of notice.

     B. Notices shall be effectively served by Tenant upon Landlord in the following manner:

     (i) By forwarding through certified or registered mail, postage prepaid to an officer of Landlord.

     C. Additionally, any notice served by operation of either of the above two.(2) subsections of this paragraph, a copy of such notice served shall be forwarded by either certified or registered mail, postage prepaid, to Ira Marcus, of Marcus, Esses, Ham and Associates, Ltd., 39 South LaSalle Street, Chicago, Illinois 60603.

20. MISCELLANEOUS:

     A. No receipt of money by Landlord from Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the demised premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

     B. No waiver of any default of Tenant or Landlord hereunder shall be implied from any omission by Landlord or Tenant to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated.

    C. The words "Landlord" and "Tenant" wherever used in this Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

     D. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned.

     E. Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument does not become effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     F. Any amounts owed by Tenant to Landlord hereunder shall be paid within ten (10) days from the date Landlord renders statements of account therefor. If unpaid for thirty (30) days all such amounts shall bear interest from the date due until the date paid at the rate of 2% above the prime rate of interest in effect at the First National Bank of Chicago on the date of payment.

     G. All riders attached to this Lease and initialed by Landlord and Tenant are hereby made a part of this Lease as though inserted in this Lease.

     H. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

     I. If Tenant shall occupy the premises prior to the beginning of the term of this Lease with Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as Tenant occupies the premises. In the event of such prior occupancy, this Lease shall be deemed to commence at such date.

     J. Landlord and Tenant agree that from time to time upon not less than thirty (30) days prior request by Landlord or Tenant, Landlord or Tenant will deliver to the other a statement in writing certifying (i) that this lease is unmodified in full force and effect (of if there have been modifications that the same is in full force and effect as modified and identifying the modifications), and (ii) that so far as the person making the certificate knows, the other is not in default under any provision of this Lease, if such be the case.

    K. Landlord's title is and always shall be paramount to the title of Tenant, and nothing herein contained shall empower Tenant to do any act which can, shall or may encumber such title unless otherwise specified in this Lease.

    L. The laws of the State of Illinois shall govern the validity, performance, construction and enforcement of this Lease.

    M. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

    N. If a Tenant is a corporation, the persons executing this Lease on behalf of such corporation hereby represent and warrant that they have been duly authorized to execute this Lease for and on behalf of such corporation pursuant to a duly adopted resolution of its board of directors or by virtue of its bylaws.

  21. QUIET ENJOYMENT: Landlord covenants and agrees that Tenant, upon paying the rental and performing Tenant's other covenants and agreements under this Lease, shall and may peacefully have and enjoy the demised premises for the term of this lease free and clear from hindrance by Landlord or any person claiming through Landlord.

  22. EFFECTIVE COMMENCEMENT DATE OF LEASE: Notwithstanding the date provided herein with respect to the commencement of the term hereof, Tenant's obligation to pay rent hereunder shall not commence until Landlord shall be able to deliver possession of the premises to Tenant, and Landlord shall have notified Tenant, in writing, of the availability of the premises.

  23. TENANT'S OPTION TO EXTEND THE TERM OF THIS LEASE: Provided Tenant is not in default of any of the provisions of this Lease either at the time of exercising this option to renew or at the time of the commencement of the following described two option periods, the term of this Lease may be extended, at the option of the Tenant, for four (4) successive periods of Seven (7) years, each such period of Seven (7) years being herein sometimes referred to as an extended term, as follows:

   First extended term November 1, 1998 to October 31, 2005. Second extended term November 1, 2005 to October 31, 2012. Third extended term November 1, 2012 to October 31, 2019. Fourth extended term November 1, 2019 to October 31, 2026.

  Such option to extend shall be exercised by the Tenant by giving written notice to the Landlord not less than six (6) months prior to the expiration of the then existing lease term.

  Each extended term shall be upon the same covenants and conditions, with the annual base rent payable as agreed upon between the parties hereto, no less than six (6) months prior to the expiration of the then existing lease term. Any termination of this Lease during the initial term or during any extended term shall terminate all rights of extension hereunder.

  IN WITNESS WHEREOF, the parties hereto have executed this Lease the date first above written.

ATTEST:                        LANDLORD:

                                       CME REAL ESTATE COMPANY, an
                                       Illinois corporation of
                                       Chicago, Illinois

By /s/                                 By /s/
   -------------------                    ----------------------
Its                                    Its

ATTEST:                                TENANT:

                                       CHICAGO MERCANTILE EXCHANGE,
                                       an Illinois not for profit
                                       corporation of Chicago, Illinois

By /s/                                 By /s/
   -------------------                    ---------------------
Its                                    Its

                                   AMENDMENT
                                   ---------
     Amendment made as of the 6th day of December, 1989 by and between the Chicago Mercantile Exchange ("Exchange") and the Chicago Mercantile Exchange Trust ("Trust").

     WHEREAS, the Exchange and the Trust have previously entered into a rental agreement for the rental of a trading floor at 30 South Wacker Drive, Chicago, Illinois; and

     WHEREAS, at the inception a basic structure of the lease arrangement was bonus rent in the event of increases in volume; and

     WHEREAS, the basic facts upon which such arrangements were based considered the projected increase in volume primarily on futures contracts; and

     WHEREAS, the volume conditions in the Lease Agreement have been exceeded, thus causing additional bonus payments of rent; and

     WHEREAS, a substantial part of that increase in volume is due to the increase in option volume, rather than futures contracts; and

     WHEREAS, the revenue derived by the Lessee from options contracts is substantially less than the revenue derived from execution of futures contracts and the parties agree that the volume provisions of the lease agreement should be stated in a term consistent with the original intention.

     NOW, THEREFORE, the parties agree as follows:

     1. The Lease Agreement will be amended effective as of January 1, 1989 to provide for the equalization of volume from options to volume from futures based upon a factor which will recognize the difference in clearing fee revenue derived from futures and clearing fee revenue derived from options.

     2. The Lease Agreement shall be amended as follows:

     Paragraph 2A(i) to read:

     "Trading Volume means the actual number of futures contract trades (as defined herein) in all commodities on the CME and its divisions (excluding transactions effected on Globex) each calendar year."

     3. Paragraph 2 of the Lease Agreement will add the following provision as Paragraph 2A(xi):

     "Futures contract trades shall be defined to include (1) all futures contracts traded on the CME; plus (2) the Factored Option Volume of all options contracts traded on the CME as calculated by the following formula:

                   C
         -------------------- = Factored Option Value
                   A
                 ( - )
                   B
     Where:

     A =  Annual volume from  options
          --------------------------------
          Total volume options and futures

     B =  Annual revenue from clearing fees on options
          --------------------------------------------
          Total annual clearing fees

     C =  Option value

     4. The parties agree that except as provided herein, the terms set forth in the Lease Agreement shall continue; however, this amendment shall be effective as of January 1, 1989 for the purposes of determining any bonus rent volume for the year ended December 31, 1989."

Chicago Mercantile Exchange Trust

By: /s/
    ---------------------------------
    Trustee

Chicago Mercantile Exchange

By: /s/
    ----------------------------------
    SVP Admin and Finance

                                      -2-